UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 2, 2014, Cellular Biomedicine Group, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose its acquisition of Beijing Agreen Biotechnology Co., Ltd. By this Amendment No. 1 to such Form 8-K, the Company is amending and restating such Form 8-K for purposes of providing additional disclosure about the acquired business and including the required financial statements of the acquired business and pro forma information under Item 9.01.

Item 1.01.    Entry into a Material Definitive Agreement

Item 2.01.    Completion of Acquisition or Disposition of Assets

Item 3.02     Unregistered Sales of Equity Securities

As previously reported on a Current Report on Form 8-K filed on August 5, 2014 by Cellular Biomedicine Group Inc. (the “Company”), on August 2, 2014, the Company signed a framework agreement (“Framework Agreement”) with Beijing Agreen Biotechnology Co., Ltd. (“AG”) and its shareholders (the “AG Shareholders”) to acquire AG and its founder’s U.S. patent for a total cash and equity consideration of $3.28 million in cash and an aggregate of 828,522 restricted shares of Company common stock (the shares of Company common stock issued to AG and its founder, in the aggregate, the “Acquisition Shares”).  A copy of the Framework Agreement is attached as Exhibit 10.1 hereto.

On September 26, 2014 (the “Closing”), the Company completed the acquisition of AG and its founder’s U.S. patent. The acquisition was structured as follows:

●	Cellular Biomedicine Group (Shanghai) Ltd (“CBMG Shanghai”), the Company’s variable interest entity, acquired 100% of the equity interest of AG

●	Cellular Biomedicine Group (HK) Ltd (“CBMG HK”) acquired 100% of the intellectual property of AG and the U.S. patent owned by AG’s founder

Pursuant to the Framework Agreement and a technology transfer agreement dated September 1, 2014 (the “Technology Transfer Agreement”), as consideration for the acquisition of AG, CBMG agreed to pay the following: (i) $1,640,000 to the AG Shareholders (inclusive of the RMB2 million deposit already paid to the AG Shareholders at the signing of the Framework Agreement), to be paid at Closing; (ii) $1,640,000 to Cellular Immunity Tech Ltd., a British Virgin Islands company that held the intellectual property of AG and is owned by the AG shareholders, to be paid within one year and one day of the Closing, provided, however, that within one year of Closing, (x) AG will have signed cooperative agreements with at least two new hospitals for the provision of AG’s technical services and (y) AG’s cooperative relationship with General Hospital of Jilin Chemical Group Corporation (“Jilin Hospital”) has not been materially adversely affected, resulting in a suspension or termination of such relationship for 60 days or more; and (iii) 753,522 shares of the Company’s common stock, par value $0.001 per share, to be delivered to the AG Shareholders within five business days after Closing.  Any cash consideration that is paid after the scheduled payment date is subject to a 0.1% penalty for each day that the payment is late.  A copy of the Technology Transfer Agreement is attached as Exhibit 10.2 hereto.

In connection with the acquisition, on September 26, 2014 the Company also entered into a patent purchase agreement (the “U.S. Patent Purchase Agreement”) with Zhong Chen Kou, the founder of AG, to acquire Kou’s U.S. Patent No. 7,375,211, “Method for Detection and Qualification of T-Cell Receptor Vβ Repertoire.” As consideration for the patent, the Company agreed to issue 75,000 restricted shares of Company common stock.  The patent will be held by CBMG’s subsidiary, CBMG HK. A copy of the Patent Purchase Agreement is attached as Exhibit 10.3 hereto.

The issuance of the Acquisition Shares was made in reliance on the exemption from registration provided by Rule 506(b) of Regulation D and Regulation S under the Securities Act of 1933, as amended.

The acquisition was subject to customary closing conditions, including, among other things, (a) approval by the AG Shareholders, (b) change in registration of AG’s business license and charter documents, (c) satisfaction of due diligence investigation on AG and its intellectual property, and (c) execution of certain ancillary agreements, including, but not limited to, retention agreements with AG’s employees and lock up agreements with AG’s shareholders.

The Acquisition Shares are subject to repurchase by the Company, in the event of a material breach of any of the following:

●
Breach by certain AG Shareholders of their obligations in the retention agreements, in which case the Acquisition Shares will be repurchased at par value, for an aggregate repurchase price of $753.522; or

●
Material adverse change to the intellectual property acquired from AG or any disruption or suspension of AG’s cooperative relationship with General Hospital of Jilin Chemical Group Corporation (“Jilin Hospital”) for at least 60 days that is not solely the fault of Jilin Hospital, in which case the Acquisition Shares will be repurchased at $6.70 per share.

The acquisition may be unwound, and the Acquisition Shares repurchased at par value, in the event of any other material breach (subject to a 30-day cure period) of the acquisition terms by any party.

At Closing, each of the AG Shareholders entered into a lockup agreement with the Company. Under the agreement, the AG Shareholders agreed not to directly or indirectly offer, sell, transfer or otherwise dispose of any shares of the Company’s common stock beneficially owned by such AG Shareholders for a period of one year after Closing, without the prior written consent of the Company.  A form of the lockup agreement is attached as Exhibit 10.4 hereto.

The Company also entered into employment agreements with all of AG’s employees. The employment agreements are commensurate with talent retention and market demand in China.  At closing, AG’s founder Zhong Chen Kou entered into a two-year retention employment agreement and joined the Company as Chief Scientist, Immunology. The AG employees will be eligible to participate in the Company’s benefits and stock incentive programs.

The foregoing summaries of the terms of the acquisition are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 through 10.4, which are incorporated by reference herein.

Following the acquisition, the Company intends to maintain AG’s corporate name and run AG as a subsidiary of CBMG Shanghai.

The Company intends to file financial statements of the acquired company, AG, in addition to pro forma financial information, in an amendment to this Current Report on Form 8-K within 71 days of the date hereof.

ABOUT BEIJING AGREEN BIOTECHNOLOGY CO., LTD.

For purposes of this section, “AG”, “we”, “us” or “our” each refer to Beijing Agreen Biotechnology Co., Ltd., which is now an indirect wholly-owned subsidiary of the Company, together with its business, operations, subsidiaries and controlled entities).

AG Business Overview

AG is a biotech company with operations in China, engaged in the development of treatments for cancerous diseases utilizing proprietary cell technologies, which include without limitation, preparation of subset T Cell and clonality assay platform technology for treatment of a board range of cancers by AG’s served hospital, Jilin Hospital.

AG is focused on developing and marketing its technical service and test kits to hospitals that treat cancer patients who are undergoing immune cell therapy classified as 3rd Medical Technology by regulatory agencies in China. We have developed proprietary practical knowledge in the use of cell-based therapeutics that we believe could be used to help a great number of people suffering from cancer.  Specifically, we provide technical services comprised of T Cells Receptor ("TCR") clonality analysis technology and T Central Memory Cell ("Tcm") and Dendritic Cell ("DC") preparation methodologies. The TCR clonality analysis technology is based on the use of the multiple sets of unique primers to amplify 22 regions of the TCR and thereby detect clonal expansions related to antigen stimulation of the immune system, which enables the assessment of tumor specific immunity with high accuracy and efficiency. Tcm cells are the subpopulation of T lymphocytes with key characteristics including high potency and long-term memory of specific immunity; and they are the key element of immunocellular fortification against tumors, infections and immune disorders. The Tcm cells are drawn from the cancer patient’s own blood and the therapy using these cells is classified in China as Medical Technology, which makes such therapy covered by medical insurance in more than ten provinces in China.

AG’s primary target market is China.   Jilin Hospital, AG’s primary hospital partner, currently uses AG’s technical service and test kits to treat patients who are undergoing cancer immune cell therapy in China. Based on AG’s results to date, AG believes that its TCR and Tcm services are safe and effective treatment options for cancer patients. The Company believes that the results of AG’s proof-of-concept studies will support formal preclinical and clinical trials with prominent hospitals in China, which can then be carried out through the network of authorized treatment centers throughout China.

History and Development of AG

AG was founded by Zhong Chen Kou and a team of seasoned Chinese-American scientists and doctors.  AG's headquarters are in Beijing, China.  In 2012, AG began providing TCR and Tcm technical services to Jilin Hospital in Jilin province, China. AG had approximately $1.1 million in budding lab test kit sales and technical services revenue in 2013. AG's focus is to monetize the rapidly growing health care market in China by marketing and commercializing AG’s TCR and Tcm services as a cancer treatment option as well for use in cancer-related clinical trials.

AG’s primary hospital partner, Jilin Hospital, has conducted approximately 770 immune cell therapy treatments between March 2013 and September 2014 for 265 cancer patients, including but not limited to patients suffering from lung cancer, breast cancer, gastric cancer, colorectal cancer, renal cancer, ovarian cancer, bladder cancer, colon cancer, cervical cancer, liver cancer, malignant melanoma and pancreatic cancer. According to Jilin Hospital’s records, to date there have been no reports of any severe adverse effect from the therapy.  Based on an observation of patients’ diet, sleep, physical strength, and pain level, Jilin Hospital saw improvement in 87% of the patients. In some cancers Jilin Hospital observed a significant reduction of recurrence and a significant increase in survival time in late stage cancer patients.

The Company also intends to monetize AG’s U.S. and Chinese intellectual property for immune cell therapy preparation methodologies and patient immunity assessment by engaging with prominent hospitals to conduct pre-clinical and clinical studies in specific cancer indications. The T Cell clonality analysis technology patent, together with AG’ other know-how for immunity analysis, will enable the Company to establish an immunoassay platform that is crucial for immunity evaluation of patients with immune disorders as well as cancerous diseases that are undergoing therapy. In an effort to alleviate the great emotional and economic burdens that cancer generates across China and globally, the Company will continue to seek to empower hospitals' existing and new immune cell cancer therapy development programs that may help patients improve their quality of life and improve their survival rate.  CBMG’s acquisition of AG provides AG with an enlarged opportunity to expand the application of its cancer therapy-enabling technologies and to initiate clinical trials with leading cancer hospitals.

About Immune Cell Therapy, Adoptive T cell

According to the U.S. National Cancer Institute, despite years of undulating steps, excitement is growing for immunotherapy—therapies that harness the power of a patient’s immune system to combat their disease, or what some in the research community are calling the “fifth pillar” of cancer treatment.

One approach to immunotherapy involves engineering patients’ own immune cells to recognize and attack their tumors. And although this approach, called adoptive cell transfer ("ACT"), has been restricted to small clinical trials so far, treatments using these engineered immune cells have generated some remarkable responses in patients with advanced cancer. For example, in several early-stage trials testing ACT in patients with advanced acute lymphoblastic leukemia ("ALL") who had few if any remaining treatment options, many patients’ cancers have disappeared entirely. Several of these patients have remained cancer free for extended periods.

Equally promising results have been reported in several small clinical trials involving patients with lymphoma. Although the lead investigators cautioned that much more research is needed, the results from the trials performed thus far are proofs of principle that researchers can successfully alter patients’ T cells so that they attack their cancer cells.

ACT’s building blocks are T cells, a type of immune cell collected from the patient’s own blood. After collection, the T cells are genetically engineered to produce special receptors on their surface called chimeric antigen receptors ("CARs"). CARs are proteins that allow the T cells to recognize a specific protein (antigen) on tumor cells. These engineered CAR T cells are then grown in the laboratory until they number in the billions. The expanded population of CAR T cells is then infused into the patient. After the infusion, if all goes as planned, the T cells multiply in the patient’s body and, with guidance from their engineered receptor, recognize and kill cancer cells that harbor the antigen on their surfaces. This process builds on a similar form of ACT pioneered from NCI’s Surgery Branch for patients with advanced melanoma. NCI’s Pediatric Oncology Branch commented that the CAR T cells are much more potent than anything they can achieve with other immune-based treatments being studied. Although investigators working in this field caution that there is still much to learn about CAR T-cell therapy, the early results from trials like these have generated considerable optimism. Researchers opined that CAR T-cell therapy eventually may become a standard therapy for some B-cell malignancies like ALL and chronic lymphocytic leukemia.

Demand for Cell-Based Therapies

We believe that an increasing portion of healthcare spending both in China and worldwide will be directed to immune cell therapies, driven by an aging population, and because immune cell therapy treatments could become a safe, effective, and cost-effective method for treating millions of cancer patients.

Cancer diseases are major threats to public health and the solvency of health systems worldwide.  Current treatments for these diseases cannot meet medical needs. Cell therapy is a new technology that has the potential to alleviate much of the burden of these chronic and degenerative diseases in a cost-effective manner.

The current data on CAR T-cell therapies, presented from various institutions including MSKCC, University of Pennsylvania, National Cancer Institute, and Fred Hutchinson Cancer Center, has been extremely positive.  Recently, T cell checkpoint manipulation has brought hope to the struggling battle against cancer using immune cell therapy technologies.  Merck has received fast approval for its PD-1 antibody therapy for Melanoma.  Novartis CAR-T technology has made breakthroughs in treating B cell lymphoma using genetically modified T cell technology.

Management believes the remaining risk in monetizing cancer immune cell therapies is concentrated in late stage clinical studies, speed-to-approval, manufacturing and process optimization.

Approved cell therapies have been appearing on the market in recent years. The number of cancer immune cell therapy companies that are currently in clinical trials has been gathering momentum, and we anticipate that new cancer cellular therapy products will appear on the market within the next several years.

Strategy

Our strategy is for CBMG to monetize AG’s U.S. and Chinese intellectual property for immune cell therapy preparation methodologies and patient immunity assessment by engaging with prominent hospitals to conduct pre-clinical and clinical studies in specific cancer indications. The T Cell clonality analysis technology patent, together with AG’ other know-how for immunity analysis, will enable the Company to establish an immunoassay platform that is crucial for immunity evaluation of patients with immune disorders as well as cancerous diseases that are undergoing therapy.

 We believe that few competitors in China are as well-equipped as we are in the clinical trial development, diversified U.S. FDA protocol compliant manufacturing facilities, regulatory compliance and policy making participation, as well as a long-term presence in the United States with U.S.-trained executives and investor base.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibits	Description

10.1	Framework Agreement, dated August 2, 2014 (with unofficial summary translation)**

10.2	Technology Transfer Agreement, dated September 1, 2014**

10.3	U.S. Patent Purchase Agreement, dated September 26, 2014**

10.4	Form of Lockup Agreement**

23.1	Consent of Independent Registered Public Accountant*

99.1	Audited financial statements of Beijing Agreen Biotechnology Co., Ltd. for the six months ended June 30, 2014 and fiscal years ended December 31, 2013 and 2012*

99.2	Unaudited pro forma combined financial statements of the Company as of and for the nine months ended September 30, 2014 and for the fiscal year ended December 31, 2013*

*Filed herewith
**Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: December 8, 2014	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Financial Officer